Exhibit 3.1(aa)(i)



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                         ARTICLES OF INCORPORATION
                                     OF
                       PACIFIC RING ENTERPRISES, INC.

               The undersigned desiring to form a corporation under the laws of the State of California declares:

               1.   The name of this corporation is: PACIFIC RING
                    ENTERPRISES, INC.

               2. The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of California, other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations' Code.

               3. The name and address in this state of this corporation's initial agent for service of process is:

                         ARNOLD L. ROSS, ESQ.
                         9665 Wilshire Boulevard
                         Eighth Floor
                         Beverly Hills, California  90212

               4. The corporation is authorized to issue 100,000 shares of capital stock all of one class to be designated "common stock."





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               5.   Before being offered to ANYONE ELSE, ANY shares,
                    options or securities having conversion or option rights issued BY the Board of Directors of this corporation must first be offered to the shareholders or the one class of capital stock issued by this corporation designated "common stock".

     IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation this 25th day of March 1983.

                                   /s/ Barry Leigh Weissman
                                   -------------------------------
                                   BARRY LEIGH WEISSMAN

     I hereby declare that I am the person that executed the foregoing Article of PACIFIC RING ENTERPRISES, INC., and that said Articles of Incorporation are my own act and deed.

     Executed at Beverly Hills, California, this 25th day of March,
     1983.

                                   /s/ Barry Leigh Weissman
                                   -------------------------------
                                   BARRY LEIGH WEISSMAN




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